UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2009

Virage Logic Corporation

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 14, 2009, Virage Logic Corporation (the “Company”) filed a Current Report on Form 8-K reporting that it had entered into an asset purchase agreement with NXP B.V., a limited liability company incorporated in the Netherlands, pursuant to which the Company would acquire certain assets (the “Assets”) from NXP (the “Acquisition”). The Securities and Exchange Commission (the “SEC”) has instructed the Company to furnish an unaudited pro forma balance sheet reflecting the Acquisition in lieu of the historical and pro forma financial information that would otherwise be required by Item 3-05 of Regulation S-X. This Amendment No. 1 to the Company’s October 14, 2009 Current Report on Form 8-K furnishes such unaudited pro forma balance sheet. The Company has received an exemption from the SEC from the financials statements requirement of Item 9.01(a) of Form 8-K and from the remaining unaudited pro forma financial information requirements of Item 9.02(b) of Form 8-K.

Please consult the Company’s Current Report on Form 8-K filed on October 14, 2009 for further information about the Acquisition. The Acquisition has not yet been completed. The Company will file an additional Current Report on Form 8-K in conjunction with the closing of the Acquisition, as required by Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2009.

(d)	Exhibit

99.1	Unaudited pro forma balance sheet of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2 , 2009	VIRAGE LOGIC CORPORATION

	By:	/s/ Brian Sereda
Brian Sereda Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Unaudited pro forma balance sheet of the Company.